Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the

Securities Exchange Act of 1934 and 18 U.S.C. 1350

The undersigned, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of ITC^DeltaCom, Inc., each hereby certifies that, on the date hereof:

1.	The Quarterly Report on Form 10-Q of ITC^DeltaCom, Inc. for the quarterly period ended June 30, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ITC^DeltaCom, Inc.

Date: August 13, 2007	/s/ Randall E. Curran
Randall E. Curran Chief Executive Officer

Date: August 13, 2007	/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr. Executive Vice President and Chief Financial Officer